Filed by Federated Stock and Bond Fund, Inc.

Pursuant to Rule 14a-6 of the Securities Act of 1934

Commission File No. 811-1

Federated Stock and Bond Fund, Inc. recently contacted you regarding a Special Meeting of Shareholders to be held on September 5, 2008. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

1-866-586-0512

Voting is
very important.

Please vote now to be sure your vote is received in time for the September 5, 2008
Special Meeting of Shareholders.

Federated Stock and Bond Fund, Inc. has made it very easy for you to vote.  Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.